Exhibit 10(d)
__________ Shares
Date of Grant: _________________

RESTRICTED SHARE AWARD

CLIFF VESTING AWARDS

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

RESTRICTED SHARE AWARD (“Award”) made effective on the Date of Grant between Denbury Resources Inc. (the “Company”) and ______________ (“Holder”).

WHEREAS, the Company desires to grant to the Holder ______ (______________________________) Restricted Shares under and for the purposes of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (the “Plan”);

WHEREAS, in accordance with the provisions of Section 16(d) of the Plan, the Restricted Shares will be issued by the Company in the Holder's name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Shares are Vested by reason of the lapse of the applicable Restrictions, after which time the Company shall make delivery of the Vested Shares to Holder; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.    Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of ________ (_______________________) Restricted Shares (“Award Restricted Shares”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below, subject only to Holder's execution of this Award agreement.

2.    Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as “Vested Shares”) and become non-forfeitable on the occurrence of the earliest of the dates (“Vesting Date”) set forth in (a) through (e) immediately below:

(a)    March 31, _____;

(b)    the date of Holder's death or Disability;

(c)    the date of a Change in Control;

(d)    the date of a Post-Separation Change in Control; and

(e)
the date of Holder's Retirement Vesting Date, provided that such date is at least one year from the Date of Grant. In the event that Holder's Retirement Vesting Date occurs prior to the first anniversary of the Date of Grant, vesting of this Award under this Paragraph 2(e) shall occur upon the first anniversary of the Date of Grant, unless the Award has been forfeited pursuant to Section 3.

For purposes of this Award, the term “Post-Separation Change in Control” means a Change in Control which follows the Holder's Separation, but results from the Commencement of a Change in Control that occurs prior to the Holder's Separation. For all purposes of this Award, the term “Commencement of a Change in Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control as defined in Section 2(h)(2), (3) or (4) of the Plan involving such person, group, or their affiliates.

3.    Restrictions - Forfeiture of Award Restricted Shares. The Award Restricted Shares are subject to the Restriction that, except as provided in the following sentence, all rights of Holder to any Award Restricted Shares which have not become Vested Shares automatically, and without notice, shall terminate and shall be permanently forfeited on the date of Holder's Separation. The exception referred to in the preceding sentence is that, if there is a Post-Separation Change in Control, the previously forfeited Award Restricted Shares shall be reinstated as Vested Shares and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change in Control.

4.    Withholding. On the date Award Restricted Shares become Vested Shares, the minimum withholding required to be made by the Company shall be paid by Holder to the Administrator in cash, or by delivery of Shares, which Shares may be in whole or in part Vested Shares, based on the Fair Market Value of such Shares on the date of delivery. The Holder, in his sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Holder, and such additional directed withholding will be made in the same manner as described in the preceding sentence except that such additional directed withholding may only be paid in Shares which have been previously acquired and have been held by Holder for at least six (6) months prior to the date of delivery.

5.    Issuance of Shares. Without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the shares or the certificates evidencing any such shares unless and until they become Vested Shares, nor shall Holder be entitled to receive Restricted Share Distributions (i.e. dividends) until they become Vested Shares. The Administrator or its designee shall deliver the Vested Shares (reduced by the number of Vested Shares delivered to the Administrator to pay required withholding under Section 4 above) to the Holder as soon as reasonably possible following vesting. The Holder agrees to hold and retain the required number of Vested Shares as specified in the Company's stock ownership guidelines, as potentially modified from time to time.

6.    No Transfers Permitted. Holder may file with the Administrator a written designation of beneficiary for Awards under the Plan, which will remain in effect for all such Awards until changed in writing by the Holder. In the event that Holder does not file a written designation of beneficiary, or where such beneficiary predeceases the Holder, the following rules shall apply: (i) the Holder's beneficiary designation for the basic life insurance benefits provided by the Company shall then apply; and (ii) in the absence of such beneficiary designation, or in the event that the designated beneficiary predeceases the Holder, the Company will allow the legal representative of the Holder's estate to exercise any and all rights under an Award, including the right to receive and retain Vested Shares. The rights under this Award are not transferable by the Holder other than by beneficiary designation or the Applicable Laws of descent and distribution.

7.    No Right To Continued Employment. Neither the Plan nor this Award shall confer upon the Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Holder's right to terminate employment, or the Company's right to terminate Holder's employment, at any time.

8.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with and governed by the laws of Delaware.

9.    Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.    Committee Authority. The Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, Chief Executive Officer

Per:
Mark Allen, SVP & Chief Financial Officer

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the _________ Shares subject to this Award, standing in the undersigned's name on the books of said Denbury Resources Inc., and do hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.

Dated ____________________

________________________________
Holder's signature

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or this Award, or both) of the Administrator upon any questions arising under the Plan, or this Award, or both.
Dated as of this ________ day of ______________, 20__.

________________________________
Holder's signature

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